UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2018

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On February 20, 2018, the Board of Directors of C&F Financial Corporation (the Corporation), based on a recommendation of the Compensation Committee (Committee) of the Board of Directors, approved material modifications to the C&F Financial Corporation Management Incentive Plan dated February 21, 2017 (the Prior MIP). These modifications first apply to cash incentive awards and equity-based incentive awards granted to the Corporation’s Executive Officers, as defined in the C&F Financial Corporation Management Incentive Plan dated February 20, 2018 (the New MIP), for the year ending December 31, 2018. The following discussion describes the key modifications contained in the New MIP.

The purpose, plan administration, participants and performance objectives of the New MIP (Articles I, II, III and IV, respectively) remain substantively the same as the Prior MIP. Article V-Awards of the New MIP continues to provide for both cash incentive awards and equity-based incentive awards with cash award targets remaining basically unchanged from the Prior MIP. However, the New MIP provides that equity-based incentive awards for the Executive Officers will have two components: (1) a component that is based solely on continued service (the retention equity awards) and (2) a component that is based on performance (the performance-based equity awards). Both components will be paid, to the extent earned, in restricted stock with time-based vesting. The allocation between these two components shall be determined by the Committee prior to or within the first 90 days of each plan year. The New MIP also changed the corporate goal for the performance-based equity awards to the Executive Officers to the Corporation’s three-year annual growth in tangible book value, as defined by the Committee, plus dividends paid compared to that of a peer group designated by the Committee. The Committee believes that the three-year annual growth in tangible book value plus dividends is reflective of shareholder value creation without some of the market volatility presented by the total shareholder return measure used in prior years. If achievement of the corporate goal is more or less than the targeted performance, the amount of the performance-based equity award earned will be determined pursuant to an award matrix established by the Committee. For the Chief Executive Officer, President and Chief Financial Officer of the Corporation and C&F Bank, the achievement of the corporate goal is the only basis for earning a performance-based equity award. For the remaining Executive Officers, the achievement of the corporate goal and the performance of each Executive Officer’s business unit, as measured by net income and achievement of other strategic goals established by the Committee for each Executive Officer, will be the factors considered for earning a performance-based equity award. The Committee will have the power and authority to adjust downward any equity-based award earned by an Executive Officer, at its discretion, in light of such considerations as the Committee may deem relevant.

The full text of the New MIP is attached as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

10.9C&F Financial Corporation Management Incentive Plan dated February 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(REGISTRANT)

Date: February 26, 2018	By: /s/ Jason E. Long
Jason E. Long
Chief Financial Officer